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                                                                     EXHIBIT 3.1

                           KILROY REALTY CORPORATION

                           ARTICLES OF INCORPORATION
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             FIRST:  The undersigned, Charles R. Moran, whose address is c/o
Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, 19th Floor, Baltimore, Maryland 21202, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

             SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

               Kilroy Realty Corporation  9-13-96 at 12:23 p.m.

             THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                (1) To engage in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute of similar import.

                (2) To engage in and perform any other activities or functions which may lawfully be performed by a business corporation organized under the General Laws of the State of Maryland.

             The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

             FOURTH: The present address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, 19th Floor, Baltimore, Maryland 21202.

             FIFTH:   The name and address of the resident agent of the
Corporation is Charles R. Moran, c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, 19th Floor, Baltimore, Maryland 21202. Said resident agent is a Maryland resident.

             SIXTH:   The total number of shares of stock of all classes which
the Corporation has authority to issue is Ten Million (10,000,000) shares of common stock, par value One Cent ($.01) per




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                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 6 page document on file in this office. DATED: 9-13-96

                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ SIGNATURE             , Custodian
    --------------------------
This stamp replaces our previous certification system.  Effective: 6/95
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share (the "Common Stock"), having an aggregate par value of One Hundred
Thousand Dollars ($100,000).

          SEVENTH: The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders by law. The number of directors of the Corporation initially shall be two (2), which number may be increased or decreased pursuant to the By-laws of the Corporation but in no event shall be less than the minimum number required by the General Laws of the State of Maryland. Each director shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been elected and qualified. The names of the directors who will serve until the first annual meeting of stockholders of the Corporation and until their successors are elected and qualified are as follows:

               John B. Kilroy, Sr.
               John B. Kilroy, Jr.

          EIGHTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

               (1) The Board of Directors shall have power from time to time and in its sole discretion (a) to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to borrow or raise money upon any terms for any corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available there for, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-laws of the Corporation, and, except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

               (2) The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money

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damages shall be limited to the fullest extent permitted under the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, or any successor provision of law of similar import, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability can not be limited or restricted under the General Laws of the State of Maryland now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section (2) of Article EIGHTH nor the adoption nor amendment of any other provision of the Charter or By-laws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer occurring prior to any such amendment, repeal or adoption.

                 (3) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section (3) of Article EIGHTH shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.

                 (4) No holders of shares of stock of the Corporation of any class shall have any preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instruments evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class

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now or hereafter authorized, other than such preferential rights, if any, as the
Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.

               (5) The Board of Directors of the Corporation shall have the power in its sole discretion and without limitation, to authorize the issuance at any time and from time to time of shares of stock of the Corporation, with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.

               (6) The Board of Directors shall have the power in its sole discretion and without limitation to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

               (7) The Corporation reserves the right at any time and from time to time to make any amendments to its Charter including any amendments changing the terms of contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise; and all contract or other rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers by and pursuant to the Charter of the Corporation are granted subject to this reservation.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

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          IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act on this 13th day of September, 1996.
                                            ----

WITNESS:


/s/ SIGNATURE                             /s/ Charles R. Moran
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                                          Charles R. Moran

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